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                                                                   Exhibit 2.1.1

Microfilm Number           Filed with the Department of State on AUG 16 1993
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Entity Number  2526850                      /s/ Secretary of the Commonwealth
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                                               SECRETARY OF THE COMMONWEALTH

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 89)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:  Red Bell Brewing Co.
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2.  The address of this corporation's current (a) registered office in this
    Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a) 2105 Spruce Street      Philadelphia, Pennsylvania 19103  Philadelphia
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    Number and Street           City          State       Zip    County

(b)
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   Name of Commercial Registered Office Provider                County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:  Business Corporation
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    Law of 1988, 15 Pa. C.S.A. Section 1101 et seq.
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4.  The original date of its incorporation is: June 29, 1993
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5.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):


     X   The amendment shall be effective upon filing these Articles of
    ---  Amendment in the Department of State.

    ---  The amendment shall be effective on:
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6.  (CHECK, ONE OF THE FOLLOWING):


     X The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. --- Section 1914(a) and (b).

    --- The amendment was adopted by the board of directors pursuant to 15
        Pa.C.S. Section 1914 (c).

7.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

    --- The amendment adopted by the corporation, set forth in full, is as follows:






     X The amendment adopted by the corporation as set forth in full in --- Exhibit A, attached hereto and made a part hereof.
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8.  (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

        The restated Articles of Incorporation supersede the original Articles --- and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
                   day of            , 19   .
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                                            Red Bell Brewing Co.
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                                                   (Name of Corporation)

                                           BY:  /s/ James R. Bell
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                                                      (Signature)

                                           TITLE:    President
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                                   EXHIBIT A

                     Amendment to Articles of Incorporation

         RESOLVED, that Article 3 of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

         3. The aggregate number of shares which the corporation shall have authority to issue is: Five Million (5,000,000) shares of capital stock without par value.

         FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed on behalf and in the name of the Corporation to make, execute, and deliver, and to do and perform, any and all such certificates, documents, instruments, transfers, payments, acts and things as may be necessary or appropriate to carry out the foregoing resolution.